Exhibit (a)(5)(xxii)

Glamis + Goldcorp Pure Gold, Real Growth

This presentation does not constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any of the securities of Glamis or Goldcorp. Such an offer or solicitation may be made in the United States only pursuant to a registration statement filed with the SEC. Glamis has filed with the SEC a Registration Statement on Form F-10, and has mailed the related offer to purchase and circular concerning the proposed business combination between Glamis and Goldcorp, together with any related documents, to Goldcorp Shareholders. Glamis has also filed with the SEC a Schedule TO concerning the proposed business combination. WE URGE GOLDCORP SHAREHOLDERS TO READ THE REGISTRATION STATEMENT, THE OFFER TO PURCHASE AND CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Goldcorp Shareholders may obtain the documents filed with the SEC, free of charge, at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Glamis are available free of charge from Glamis. You should direct requests for documents to Investor Relations, Glamis Gold Ltd., 5190 Neil Road, Suite 310, Reno, Nevada 89502, telephone (775) 827-4600. To obtain timely delivery, such documents should be requested no later than February 3, 2005, five business days before the Goldcorp Meeting. This presentation contains forward-looking statements with respect to Glamis. Forward-looking statements include, but are not limited to, statements with respect to the future price of gold, the estimation of mineral reserves, the realization of mineral reserve estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of new deposits, success of exploration activities, Glamis' hedging practices, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims, limitations on insurance coverage and the timing and possible outcome of pending litigation. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variation of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Glamis to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the actual results of current exploration activities; actual results of current reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of gold; possible variations in ore grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities, as well as those factors discussed in the offer to purchase and circular. Although Glamis has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. This offer described in this presentation is made by a Canadian corporation that is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this presentation in accordance with the disclosure requirements of Canada. Shareholders in the United States should be aware that such requirements are different from those of the United States. The financial information and projections included or incorporated by reference in this presentation have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Vote Pure Gold, Vote No to Wheaton River Goldcorp is focused on the past, but future performance drives value Glamis provides higher quality assets than Wheaton and the best growth profile in the industry A pure gold company is a superior investment The Glamis offer provides a premium to Goldcorp shareholders Glamis provides accomplished and committed management

Pure Gold, Real Growth Pure Gold, Real Growth Pure Gold, Real Growth Marigold, Nevada El Sauzal, Mexico Marlin, Guatemala Operations-oriented culture Mine building experience Low cost, long-lived operations

Glamis Stand-Alone Production Growth 100,000 200,000 300,000 400,000 500,000 2005E 2006E 600,000 700,000 Real growth Fully permitted Feasibility studies approved 2P reserves Financed Under construction Ounces Source: Company reports See Appendix A - Note 1

Glamis Stand-Alone Total Cash Cost 2004E 2006E $130/oz $140/oz $150/oz $160/oz $170/oz $180/oz Quality Growth Building bigger, better mines; not marginal mines at higher gold prices Profitable growth Low cost provides a natural hedge US$/oz Source: Company reports See Appendix A - Notes 1 and 2

2003 ($368 Au) 2006E ($400 Au) $25 million $50 million $75 million $100 million $125 million Glamis Stand-Alone Cash Flow $150 million *Cash Flow from Operations US$ Source: Company reports See Appendix A - Note 1

Track Record of Reserve Growth 2 million 4 million 2000 2001 2002 2003 2004 6 million 8 million 10 million Gold Ounces 12 million 14 million Mineral Resource 2P Reserves Source: Company Disclosure

Outstanding Exploration Potential Outstanding Exploration Potential Outstanding Exploration Potential Marigold, Nevada El Sauzal, Mexico El Sauzal, Mexico Marlin Main Zone Coral Target La Hamaca Resource Marlin District, Guatemala Cerro Blanco, Guatemala Marlin District, Guatemala Cerro Blanco, Guatemala

History of Delivering Shareholder Value 2002 Francisco 1998 Mar-West 1999 Rayrock 2P Gold Reserves (millions) 0.25 0.50 0.75 1.00 Initial acquisition as of Jan 2004 2P Gold Reserves (millions) Marigold Mine (67%) 0.50 1.00 1.50 2.00 Initial acquisition as of Jan 2004 2P Gold Reserves (millions) 1.00 2.00 3.00 4.00 Initial acquisition as of Jan 2004

El Sauzal Complete/Marlin Ahead of Schedule

growth in the americas

- **El Sauzal**
  - "The company has done an excellent job to construct this mine in such a topographically challenging area"
    - *Canaccord Capital (Dec. 7, 2004)*
  - "Challenges met at El Sauzal, Production May be the easy task"
    - *CIBC World Markets (Dec. 13, 2004)*
- **Marlin**
  - "Glamis' next mine is set to be its best. The Company recently indicated that it could start-up the new Marlin mine in Q4 2005, which is a little earlier than previously thought."
    - *Sprott Securities (Jan. 11, 2005)*
  - "Glamis has been successful on the exploration front, and the Company is already settled on a larger mining throughput (at Marlin) that should produce 250,000 oz/yr at under $100/oz cash cost"
    - *Scotia Capital (Jan. 11, 2005)*

July 2002	Q2 2003	Q4 2003	Q1 2004	December 2005
Acquisition	Reserve/Resource Definition	Feasibility	Permitting / Construction Decision	Commercial Production

Glamis Gold Ltd.

Glamis + Goldcorp - The New Glamis A Pure Gold company - no base metals component - 100% unhedged Production growth of 66% to 1.4 million ounces by 2007 5-year average total cash costs of less than US$120 per ounce Operations-focused culture with significant mine-building experience Approximately US$500 million of cash and equivalents Four cornerstone mines with exploration upside second-to-none Over 11 million ounces of gold reserves; over 22 million ounces of resource Glamis' management intends the continuation of the dividend policy See Appendix A - Note 3

Reno Marigold Red Lake San Martin Marlin El Sauzal Toronto Focus on the Americas Low political risk - 75% of reserves in NAFTA countries

Significant Production Growth Source: Company Models See Appendix A - Note 3

Exceptional Cash Generation Based on long-term gold price of $375/oz (2005: $400) and silver price of $5.75 (2005:$6.00). Source: Company Models See Appendix A - Note 3

Why Choose Glamis over Wheaton River? Receive a premium from Glamis vs. pay a premium to Wheaton River Best growth profile in the industry Superior corporate culture with a proven and committed management team New high quality mines entirely in the Americas...with outstanding growth potential Proven track record of successfully integrating acquisitions The pure gold choice...the "go-to" gold stock

Delivering Accretion and Gold Leverage More gold, no copper, superior leverage and valuation 13% accretive to NAV per share for Goldcorp shareholders 24% accretive to gold reserves per share for Goldcorp shareholders Source: Simple average of research analyst estimates for net asset value See Appendix A - Note 4 Source: Company Disclosure - proven and probable reserves as at Dec. 31, 2003

Financial Performance Drives Stock Price A Glamis-Goldcorp combination provides superior financial benefits to Goldcorp shareholders on key metrics - all from gold: 58% expected cash flow per share growth from 2005 to 2007 83% expected earnings per share growth from 2005 to 2007 Glamis-Goldcorp will significantly outperform Goldcorp-Wheaton Source: Simple average of research analyst estimates of CFPS Growth for 2005-2007 See Appendix A - Note 5 Source: Simple average of research analyst estimates of EPS Growth for 2005-2007 See Appendix A - Note 6

Cash Flow and Earnings Growth Glamis-Goldcorp will have substantial cash flow and earnings from gold Source: Simple average of research analyst estimates for CFPS See Appendix A - Note 7 Source: Simple average of research analyst estimates for EPS See Appendix A - Note 8

Avg. 24.7x Avg. 15.3x 11.8x Avg. 3.8x Source: Share price/2005 estimated cash flow per share multiples from BMO Nesbitt Burns Research, January 10, 2005. "Pure Gold" "Primarily Gold" Copper / Gold Mix "Pure" Copper Glamis Gold Goldcorp Meridian Gold Bema Gold Barrick Gold Newmont Placer Dome Newcrest Agnico-Eagle Phelps Dodge Aur Resources Wheaton River Price / 2005E Cash Flow Per Share "Primarily Gold" "Pure Gold" "Copper/Gold Mix" "Pure Copper" Gold is Gold, Copper is Copper

Gold is Gold, Copper is Copper Avg. 45.6x Avg. 29.7x 17.8x Avg. 6.3x "Pure Gold" "Primarily Gold" Copper / Gold Mix "Pure" Copper Glamis Gold Goldcorp Meridian Gold Barrick Gold Newmont Placer Dome Newcrest Agnico-Eagle Phelps Dodge Aur Resources Wheaton River Price / 2005E Earnings Per Share "Primarily Gold" "Pure Gold" "Copper/Gold Mix" "Pure Copper" Source: Share price/2005 estimated earnings per share multiples from BMO Nesbitt Burns Research, January 10, 2005.

Goldcorp Shareholders Receive a Premium (1) Based on volume-weighted average trading prices for both companies for the 30 trading day period on the NYSE prior to the announcement of the Glamis-Goldcorp Offer on December 16, 2004 (0.89 exchange ratio) (2) Based on the average closing prices for both companies for the 30 trading day period on the NYSE and AMEX prior to the announcement of the Goldcorp-Wheaton Offer on December 5, 2004 (0.25 exchange ratio)

Relative Share Performance Glamis Goldcorp Gold GLG Premium

Industry Leading Growth Profile 217% 56% 29% 22% 20% 16% 15% 8% 5% 0% 50% 100% 150% 200% 250% Glamis Gold Wheaton River Agnico- Eagle Goldcorp Meridian Gold Barrick Gold Kinross Gold Placer Dome Newmont Mining Source: BMO Nesbitt Burns Research - January 10, 2005 Production Growth (2004E-2007E)

Mature Mine Discover Build Produce Lifecycle of Gold Assets Cerro Blanco Los Filos Amapari Marlin El Sauzal Marigold and Red Lake (Mine Expansions) Alumbrera Peak Luisman Share Price Exploration: Marlin Marigold El Sauzal Permitting Completed Mine Start-up ? Pure Gold, Real Growth Wheaton River's development assets have significant risk, given the pre-construction, pre-permit status of Los Filos and the early stage construction status of Amapari.

Wheaton River Asset Risk Alumbrera Copper mine with gold by-product Non-operating, minority interest (37.5%) Mining above reserve grade Future results largely dependent on the copper price Amapari On-off leach pad in high rainfall environment Aggressive metallurgical recovery parameters 52% of proven & probable reserves are sulfide ores Limited information regarding mining and processing of sulfides Los Filos At least one quarter behind schedule No proven or probable reserves No feasibility study No operating permit

Fairvest "If you want more of an asset play, a gold exploration play, go with Glamis-Goldcorp" Bill Mackenzie, President of Fairvest "Glamis deal...may be preferable to some people and there are reasons to go with Glamis." Bill Mackenzie, President of Fairvest "Glamis have proven themselves to be good mine operators" Bill Mackenzie, President of Fairvest "In the final analysis at the NAV level, we determine the Glamis-Goldcorp combination to yield 6-7 percent greater value to a Wheaton-Goldcorp transaction from the point of view of Goldcorp shareholders" Fairvest Global Proxy Analysis

Glamis - The Superior Alternative Glamis/Goldcorp Goldcorp/Wheaton Strong Balance Sheet Americas Focus Unhedged Earnings Low Cost Committed CEO Operations Culture Core Mine Experience Permitting Certainty Feasibility Certainty Profitable Growth Dividends Pure Gold Premium Offered X X ? ? ? ? X X X ?

Three Key Dates January 31 Goldcorp shareholders Vote NO to Wheaton River (Goldcorp Management proxies due February 8 - 9:00a.m. EST) (Glamis Blue proxies due February 7 - 9:00a.m. EST) February 9 Glamis shareholders approve issuance of new shares February 14 Goldcorp shareholders tender 2/3 of shares to Glamis X February 10

Vote Pure Gold Vote NO to Wheaton River Vote Today

Appendix A Note 1 Estimated future production, total cash costs of production and cash flow from operations are derived from Glamis internal reports and models, including internal 2004 plan and budget and board-approved feasibility studies for El Sauzal Mine and Marlin Project. Estimated gold production and costs: 2005: 400,000 ounces, $170-$180 total cash cost; 2006: 660,000 ounces, $135-$145 total cash cost. Note 2 Cash costs of production are a non-GAAP financial measure and should not be considered as an alternative to operating profit or net profit attributable to shareholders, or as an alternative to other Canadian or U.S. generally accepted accounting principle measures and may not be comparable to other similarly titled measures of other companies. Note 3 Estimated Glamis/Goldcorp combined financial measures are derived from Glamis data referred to in Notes 1 and 2 in combination with Goldcorp public disclosure. Note 4 Simple average of research analyst (BMO Nesbitt Burns Inc., Canaccord Capital Corporation, CIBC World Markets Inc., Research Capital Corporation, Scotia Capital Inc., UBS Securities Canada Inc.) estimates for net asset value. Note 5 Simple average of research analyst (BMO Nesbitt Burns Inc., Canaccord Capital Corporation, CIBC World Markets Inc., Research Capital Corporation, Scotia Capital Inc.) estimates of CFPS Growth for 2005-2007 Note 6 Simple average of research analyst (BMO Nesbitt Burns Inc., Canaccord Capital Corporation, CIBC World Markets Inc., Research Capital Corporation, Scotia Capital Inc.) estimates of EPS Growth for 2005-2007 Note 7 Simple average of research analyst (BMO Nesbitt Burns Inc., Canaccord Capital Corporation, CIBC World Markets Inc., Research Capital Corporation, Scotia Capital Inc.) estimates of annual CFPS Note 8 Simple average of research analyst (BMO Nesbitt Burns Inc., Canaccord Capital Corporation, CIBC World Markets Inc., Research Capital Corporation, Scotia Capital Inc.) estimates of annual EPS